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                                                                    EXHIBIT 23.7

                                   CONSENT OF
              DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

    We hereby consent to (i) the inclusion of our opinion letter, dated June 2, 2000, to the Board of Directors of Lunar Corporation (the "Company") as Annex B to the Proxy Statement/Prospectus of the Company and General Electric Company relating to the merger between the Company and General Electric Company and
(ii) all references to Donaldson, Lufkin & Jenrette in the sections captioned "THE MERGER - Background of the Merger" and "THE MERGER - Opinions of Donaldson, Lufkin & Jenrette Securities Corporation" of the Proxy Statement/Prospectus which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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
                                                       DONALDSON, LUFKIN & JENRETTE
                                                       SECURITIES CORPORATION

                                                       By:  /s/ CARLOS R. DELCRISTO
                                                            -----------------------------------------
                                                            Carlos R. DelCristo
                                                            Vice President
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New York, New York
June 28, 2000